As filed with the Securities and Exchange Commission on September 6, 2011
Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________

VALUECLICK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	30699 Russell Ranch Road, Suite 250 Westlake Village, CA 91362 (818) 575-4500	77-0495335
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer Identification No.)

______________________

James R. Zarley
Chief Executive Officer
ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, California 91362
(818) 575-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200
 ______________________
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, $0.001 par value per share (1)(2)	7,481,387 shares	$15.33	$114,689,662.71	$13,315.47
 _____________________

(1)	All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.

(2)
Includes, with respect to each share of common stock, rights granted pursuant to the Registrant's Rights Agreement, dated as of June 4, 2002, between the Registrant and Mellon Investor Services L.L.C., as Rights Agent. Until a triggering event thereunder, the rights trade with, and cannot be separated from, the Registrant's common stock.

(3)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), as amended, this Registration Statement also covers such additional number of shares of the Registrant's common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(4)
Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average high and low prices, as reported by the NASDAQ Global Select Market, for the common stock of the Registrant on September 1, 2011.

______________________

EXPLANATORY NOTE

This Registration Statement registers 7,481,387 shares of common stock, par value $0.001 per share (“Common Stock”) to be offered for resale by certain selling stockholders and their assignees.

The selling stockholders acquired their Common Stock in connection with our acquisition of Dotomi, Inc. pursuant to the Agreement and Plan of Merger dated as of August 1, 2011 among ValueClick, Inc., Dragon Subsidiary Corp., Viper Subsidiary, LLC, and Dotomi, Inc. and David Vogel, as Equityholder Agent (as replaced by Jackie Kelly) (the “Merger Agreement”).

This Registration Statement contains the form of prospectus to be used in connection with offers and sales by selling stockholders in connection with their sale of Common Stock.  Additional selling stockholders may be named in future supplements to the form of prospectus.

VALUECLICK, INC.
7,481,387 shares of Common Stock

The selling stockholders listed on page 3 of this prospectus, together with any additional selling shareholders listed in any applicable prospectus supplement, are offering for resale up to 7,481,387 shares of common stock, par value $0.001 per share, or common stock. The common stock may be offered from time to time by the selling stockholders on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, through one or more methods or means as described in the section entitled “Plan of Distribution” beginning on page 6 of this prospectus. We will not receive any proceeds from the sale of our common stock by the selling stockholders, but we will incur expenses in connection with the offering.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. This prospectus describes the general manner in which our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which our common stock may be offered and sold will be described in a supplement to this prospectus. Additional selling stockholders may be named in a supplement to this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.

Our Common Stock trades on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “VCLK”. On September 1, 2011, the last reported sale price of our common stock on the NASDAQ was $15.26.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND THE RISK FACTORS SECTIONS OF ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT FOR INFORMATION THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE COMMON SHARES OFFERED BY THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement.  Any representation to the contrary is a criminal offense.

__________________________________

The date of this prospectus is September 2, 2011

You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in or incorporated by reference into this prospectus and any applicable prospectus supplement contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to the risk that market demand for on-line advertising in general, and performance based on-line advertising in particular, will not grow as rapidly as predicted, the risk that legislation and governmental regulation could negatively impact our performance, the effects of the merger with Dotomi, Inc. on ValueClick's financial results, the potential inability to successfully operate or integrate Dotomi, Inc.'s business, including the potential inability to retain customers, key employees or vendors. These and other factors could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. We undertake no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") using the “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell the offered securities in one or more offerings.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us or by one or more of the selling stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “ValueClick” and similar terms refer to ValueClick, Inc., a Delaware corporation, and its consolidated subsidiaries.

THE COMPANY
ValueClick, Inc. and its subsidiaries is one of the world's largest and most comprehensive online marketing services companies. We sell targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and increased brand recognition on their behalf with large numbers of online consumers.

Our customers are primarily direct marketers, brand advertisers and the advertising agencies that service these groups. The proposition we offer our customers includes: one of the industry's broadest online marketing services portfolios-including performance-based campaigns and programs where marketers only pay for advertising when it generates a customer lead or product sale; our ability to target campaigns to reach the online consumers our customers are most interested in; and the scale at which we can deliver results for online advertising campaigns.

We generate the audiences for our advertisers' campaigns through a combination of: networks of third-party websites, ad exchanges, mobile applications, spot buys from large publisher partners, and search engines. We optimize these inventory sources for specific marketing goals, and deliver the campaigns across the appropriate sources to meet our advertisers' target campaign metrics. As a result of our significant customer relationships and ability to access large volumes of online and mobile inventory, we are one of the industry's largest providers, with: industry expertise and proprietary technology platforms for online advertising inventory aggregation; campaign targeting and optimization, delivery, measurement, and reporting; and, payment settlement and delivery services. We also own and operate a number of websites in the areas of comparison shopping, coupons and deals, financial services, and other verticals.

Our publisher partners enjoy efficient and effective monetization of their online advertising inventory through representation by our direct sales teams in major U.S. and European media markets, participation in large-scale advertiser and advertising agency campaigns they may not have access to on their own, enhanced monetization through our proprietary campaign optimization and targeting technology, and settlement services to facilitate payments to publishers for the online inventory utilized by the advertisers. As we do not primarily compete directly with our publisher partners for online consumers, we act as a trusted partner in helping online publishers monetize their online audience and advertising inventory.

We believe that the effectiveness of our online marketing services is dependent on the quality of our networks and our publisher partner relationships. As such, we have established stringent quality standards that include publisher rejection from our networks due to inappropriate content, illegal activity and fraudulent clicking activity, among other criteria. We enforce these quality standards using a combination of manual and automated auditing processes that continually monitor and review both website content and adherence to advertiser campaign specifications.

We derive our revenue from four business segments. These business segments are presented on a worldwide basis and include Affiliate Marketing, Media, Owned & Operated Websites, and Technology.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into this prospectus and any applicable prospectus supplement, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q filed with the Commission and incorporated by reference into this prospectus and any applicable prospectus supplement as the same may be updated from time to time by our future filings with the Commission. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

The risks and uncertainties we describe are not the only ones facing our Company. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our common stock and the loss of all or part of your investment.

USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by any selling stockholders. All of the shares of our common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. In connection with sales of common stock by selling stockholders who hold certain stock-based awards under the 2003 Stock Option and Incentive Plan of Dotomi, Inc., which we are assuming in connection with our acquisition of Dotomi, Inc., we will receive the exercise or purchase price related to such shares if and when such awards are exercised or purchased. We will not receive any proceeds if the stock-based awards are exercised on a cashless basis. We currently have no specific plans for the use of the net proceeds received upon exercise or purchase of such awards. We anticipate that we will use the net proceeds received by us for general corporate purposes, including working capital. We have agreed to pay certain expenses in connection with the registration of shares being offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders of shares of common stock that we issued to them pursuant to the Agreement and Plan of Merger, dated as of August 1, 2011, by and among ValueClick, Dragon Subsidiary Corp., Viper Subsidiary, LLC, Dotomi, Inc. and the Equityholder Agent named therein ("Merger Agreement"). We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement we entered into with the selling stockholders.

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares that such selling stockholders acquired under the Merger Agreement.

The following table presents information regarding the selling stockholders and the shares that each such selling stockholder may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders and reflects holdings as of August 31, 2011 and assumes the issuance of the shares referenced above. As used in this prospectus, the term “selling stockholder” includes those selling stockholders identified below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. The column “Shares of Common Stock Beneficially Owned After Offering” assumes that the selling stockholders sell all of the shares offered under this prospectus. However, because the selling stockholders may offer from time to time all, some or none of their shares under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the selling security holders or that will be held by the selling security holders after completion of the sales. In addition, we do not know how long the selling stockholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 83,782,161 shares of our common stock outstanding at August 31, 2011, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

Unless otherwise described below, to our knowledge, none of the selling stockholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

The shares of our common stock covered by this prospectus were issued in a private placement in connection with our acquisition of Dotomi, Inc. on August 31, 2011. The following table sets forth, to our knowledge, certain information about the selling stockholders as of August 31, 2011.

Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the shares. Common stock issuable under stock options that are exercisable within 60 days of August 31, 2011 are deemed outstanding for purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for purposes of computing the ownership of any other person. Unless indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the persons named below.

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding

Behling, Laura (1)	2,335	*	2,335	—	*
Benson, Stacy (1)	45	*	45	—	*
Benyo, Oded (1)	37,374	*	37,374	—	*
Bier, Jason (1)	1,797	*	1,797	—	*
Blake, Lindsay (1)	45	*	45	—	*
Burris, Seth (1)	384	*	384	—	*
Callahan, Peter (1)	24,410	*	24,410	—	*
Chelminsky, Shmulik (1)	26,889	*	26,889	—	*
Chillakuru, Samhitha (1)	558	*	558	—	*
Cidulka, John (1)	3,158	*	3,158	—	*
Clemm, Matthew (1)	2,292	*	2,292	—	*
Davy, David (1)	2,235	*	2,235	—	*
DeWitt, Peter (1)	45	*	45	—	*
Dyson, Esther	4,747	*	4,747	—	*
Eason, Lloyd B. (1)	6,999	*	6,999	—	*
Elert, Eric (1)(2)	105,116	*	105,116	—	*
Ferguson, Vanora (1)	45	*	45	—	*
Fey, Igor (1)	7,825	*	7,825	—	*
Giuliani, Donna	56,213	*	56,213	—	*
Giuliani, John (1)(2)(3)	2,131,730	2.5%	2,131,730	—	*

	Prior to the Offering			After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding

Globespan Capital Partners Affiliates Fund IV, L.P.	12,392	*	12,392	—	*
Globespan Capital Partners Cayman Fund IV, L.P.	45,156	*	45,156	—	*
Globespan Capital Partners Fund IV, L.P.	656,828	*	656,828	—	*
Globespan Capital Partners GmbH & Co. KG Fund IV, L.P.	17,895	*	17,895	—	*
JAFCO Globespan USIT Fund IV, L.P.	40,673	*	40,673	—	*
Goldfinger, Yair (4)	1,630,873	2.0%	1,630,873	—	*
Green, Shawn (1)	139	*	139	—	*
Hollman, Jessica (1)	1,167	*	1,167	—	*
Hub, Abigail (1)	74	*	74	—	*
Investor Group L.P.	163,422	*	163,422	—	*
Investor Growth Capital Limited	381,321	*	381,321	—	*
Kelly, Jackie (1)(2)(5)	93,436	*	93,436	—	*
Kimpton, Lori (1)	5,391	*	5,391	—	*
Kingery, Charles (1)	35,037	*	35,037	—	*
Korytny, Valery (1)	1,700	*	1,700	—	*
Kowal, Michael (1)	5,839	*	5,839	—	*
Masyukov, Denis (1)	293	*	293	—	*
Mazur, Barb (1)	3,023	*	3,023	—	*
McMahon, Drew (1)	1,529	*	1,529	—	*
Mooney, Caitlin (1)	21,111	*	21,111	—	*
Moshe, Zoe (1)(2)	49,052	*	49,052	—	*
Noonan, Maureen (1)	1,388	*	1,388	—	*
Plakhin, Slava (1)	1,892	*	1,892	—	*
Pozesky, Brian (1)(2)	116,796	*	116,796	—	*
Sinvani, Assaf (1)	24,893	*	24,893	—	*
Square 1 Bank	5,620	*	5,620	—	*
Thurmond, William (1)	23,357	*	23,357	—	*
Treske, Kenneth (1)(2)(6)(7)	186,875	*	186,875	—	*
U.S. Venture Partners VIII, L.P.	1,092,265	1.3%	1,092,265	—	*
USVP Entrepreneur Partners VIII-A, L.P.	10,095	*	10,095	—	*
USVP Entrepreneur Partners VIII-B, L.P.	5,116	*	5,116	—	*
USVP VIII Affiliates Fund, L.P.	10,541	*	10,541	—	*
VanDeVelde, Scott (1)(8)	303,672	*	303,672	—	*
Velocity Equity Partners I SBIC, L.P.	111,930	*	111,930	—	*
Ward, Christopher (1)(9)	6,327	*	6,327	—	*
Wilson, Scott (1)	27	*	27	—	*

A portion of the common stock currently owned by each of the above selling stockholders is held in escrow by an escrow agent and is subject to release upon certain conditions.

*	Indicates ownership of less than 1.0% of the common stock outstanding.

(1)	Employee of Dotomi, Inc. or a subsidiary of Dotomi, Inc., which are now subsidiaries of ValueClick by virtue of the acquisition of Dotomi, Inc. by ValueClick on August 31, 2011.

(2)	Shares owned by this stockholder are subject to a one year lock-up agreement.

(3)	John Giuliani served as Chairman, President and CEO of Dotomi, Inc. before Dotomi, Inc. was acquired by Valueclick on August 31, 2011. Mr. Giuliani is currently a director of ValueClick.

(4)	Yair Goldfinger was a director of Dotomi, Inc. before Dotomi, Inc. was acquired by ValueClick on August 31, 2011.

(5)
Jackie Kelly served as Vice President of Finance & Administration, Secretary and Treasurer of Dotomi, Inc. before Dotomi, Inc. was acquired by ValueClick on August 31, 2011. Ms. Kelly is currently serving in a similar function under the Dotomi division of ValueClick.

(6)	Owns 200 shares of ValueClick, Inc. common stock not acquired in connection with ValueClick's acquisition of Dotomi, Inc.

(7)
Kenneth Treske served as Chief Operating Officer and Chief Marketing Officer of Dotomi, Inc. before Dotomi, Inc. was acquired by ValueClick on August 31, 2011. Mr. Treske is currently serving in a similar function under the Dotomi division of ValueClick.

(8)
Scott VanDeVelde served as Chief Revenue Officer of Dotomi, Inc. before Dotomi, Inc. was acquired by ValueClick on August 31, 2011. Mr. VanDeVelde is currently serving in a similar function under the Dotomi division of ValueClick.

(9)	Owns 45 shares of ValueClick, Inc. common stock not acquired in connection with ValueClick's acquisition of Dotomi, Inc.

Additional selling stockholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders pursuant to the terms of a registration rights agreement entered into in connection with our acquisition of Dotomi, Inc. in August 2011. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Additional selling stockholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. See “Selling Stockholders.”

Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement becomes effective;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to common stock;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

•
enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•
enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder's agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of common stock from the selling stockholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts, if any, to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus or a prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock sold hereunder will be paid by the selling stockholder and/or the purchasers.

We have advised each selling stockholder that it is the view of the Commission that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have become effective. If a selling stockholder uses this prospectus for any sale of common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this Registration Statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock sold pursuant to this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of August 1, 2011, there were 79,145,386 shares of our common stock, par value $0.001 per share, outstanding.

Dividends.  ValueClick common stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for dividend payments.

Voting.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. ValueClick stockholders are not authorized by our certificate of incorporation to cumulate votes for the election of directors. With respect to the election of directors, ValueClick has adopted a majority voting standard in uncontested director elections. Under this voting standard, directors are elected at each annual meeting by a majority of votes cast, meaning that the number of votes "for" a director must exceed the number of votes "against" that director. In the event that a nominee who is currently serving as a director is not elected at an annual meeting, ValueClick's board of directors shall give consideration to the director's resignation following a recommendation by ValueClick's nominating committee. In contested director elections where the number of nominees exceeds the number of directors to be elected as of a date that is five business days in advance of the date ValueClick files its definitive proxy statement with the Commission, plurality voting will apply. Election by a plurality of the votes cast means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. Other matters require the approval of at least a majority of the voting power of the shares present in person or represented by proxy.

Preemptive Rights, Conversion and Redemption.  The common stock is not entitled to preemptive or conversion rights and is not subject to redemption or sinking fund provisions.

Liquidation, Dissolution and Winding-up.  Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferences on preferred stock we may issue in the future.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. Subject to the Delaware Corporation Law, our board of directors may:

•	fix the rights, preferences, privileges and restrictions on these shares,

•	fix the number of shares and designation of any series, and

•	increase or decrease the number of shares of any series if not below the number of outstanding shares plus the number of shares reserved for issuance.
We have designated 500,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with our rights plan, as described below.
Stockholder Rights Plan
ValueClick has a stockholder rights plan to protect its stockholders in the event of a proposed or actual acquisition of 15% or more of the outstanding shares of ValueClick common stock. Each share of ValueClick common stock carries a right to purchase one one-thousandth (1/1000) of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of ValueClick at a price of $25.00 per one one-thousandth of a share, subject to adjustment. The rights are subject to redemption at the option of the board of directors at a price of $0.01 per right until the occurrence of certain events. The rights expire on June 4, 2012.

Anti-takeover provisions

Delaware Takeover Statute.  We are governed by Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Undesignated Preferred Stock.  Under our certificate of incorporation, the board of directors has the power to authorize the issuance of up to 20,00,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for the common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Provisions.  Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board.

Special Meeting Requirements.  Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or the chief executive officer.

Cumulative Voting.  Neither our certificate of incorporation nor our bylaws provides for cumulative voting in the election of directors.

These provisions may deter a hostile takeover or delay a change in control or management of ValueClick.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Mellon Investor Services L.L.C.

NASDAQ Global Select Market listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “VCLK.”

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our shares of Common Stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act.  You may read and copy this information, or obtain copies of the information by mail, at the following location of the Commission.

Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, information statements and other information about issuers, like ValueClick, Inc., that file electronically with the Commission. The address of that website is www.sec.gov. The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

You may also obtain copies of the documents at prescribed rates by writing to the Commission's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

We are “incorporating by reference” into this prospectus certain information we file with the Commission, which means that we are disclosing important information to you by referring you to those documents.  The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information included in this prospectus and the documents listed below.  We incorporate the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 28, 2011;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed on May 6, 2011;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2011 filed on August 8, 2011;

•	Proxy Statement on Schedule 14A related to our Annual Meeting of Stockholders held on May 6, 2011, filed on March 25, 2011;

•	the description of ValueClick's common stock contained in ValueClick's Registration Statement on Form 8-A, filed on March 28, 2000;

•	the description of ValueClick's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A, filed on June 14, 2002;

•
Current Reports on Form 8-K filed on February 15, 2011 (as to information filed under Item 5.02 of Form 8-K), May 11, 2011 (as amended on August 1, 2011), August 2, 2011 (as to the information filed under Item 1.01) ) and August 24, 2011, and September 1, 2011; and

•
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Investor Relations, ValueClick, Inc., 30699 Russell Ranch Road, Suite 250, Westlake Village, CA 91362, telephone: (818) 575-4500.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	$13,315
Legal fees and expenses	5,000
Accounting fees and expenses	5,000
Trustee's and transfer agent's fees and expenses	2,500
Miscellaneous expenses	1,000
Total	$26,815

Item 15.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.
As permitted by the DGCL, the Company's certificate of incorporation provides that no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.
The bylaws provide that the Company will indemnify our directors and executive officers to the fullest extent permitted by the DGCL. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was our director or officer (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the DGCL.

In addition to the above, the Company has entered into indemnification agreements with the majority of the Company's directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses). The indemnification agreements provide for us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to us a statement or statements that reasonably evidences such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Company has also purchased directors' and officers' liability insurance.

Item 16.    Exhibits.
See Exhibit Index attached hereto and incorporated by reference.

Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(8)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, ValueClick, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on this 2nd day of September, 2011.

VALUECLICK, INC.

By:	/s/ James R. Zarley
James R. Zarley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James R. Zarley, John Pitstick, and Scott Barlow and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ James R. Zarley	Chief Executive Officer	September 2, 2011
James R. Zarley	(Principal Executive Officer)

/s/ John Pitstick	Chief Financial Officer	September 2, 2011
John Pitstick	(Principal Financial Officer and Principal Accounting Officer)

/s/ Martin T. Hart	Director	September 2, 2011
Martin T. Hart

/s/ David S. Buzby	Director	September 2, 2011
David S. Buzby

/s/ James A. Crouthamel	Director	September 2, 2011
James A. Crouthamel

/s/ James R. Peters	Director	September 2, 2011
James R. Peters

/s/ Jeffrey F. Rayport	Director	September 2, 2011
Jeffrey F. Rayport

/s/ John Giuliani	Director	September 2, 2011
John Giuliani

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated August 1, 2011, by and among ValueClick, Inc., Dragon Subsidiary Corp., Viper Subsidiary, LLC, Dotomi, Inc., and David Vogel, as Equity Holder Agent.
4.1	Registrant’s Registration Statements on Form 8-A filed with the Commission on March 28, 2000 and June 14, 2002 incorporated herein by reference.
4.2	Registration Rights Agreement, dated August 31, 2011 among the Registrant and Certain Stockholders of Dotomi, Inc.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of PricewaterhouseCoopers, LLP.
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-3).

____________________________

(1)	Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K filed by ValueClick on September 1, 2011.